2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes and is being furnished in connection with Annaly’s Third Quarter 2021 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; the Company’s ability to grow its residential credit business; the Company’s ability to grow its middle market lending business; credit risks related to the Company’s investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets and corporate debt; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We routinely post important information for investors on our website, www.annaly.com. We intend to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations, webcasts and other information we post from time to time on our website. To sign-up for email-notifications, please visit the “Email Alerts” section of our website, www.annaly.com, under the “Investors” section and enter the required information to enable notifications. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult.

Source: Company filings. Financial data as of September 30, 2021, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 3 ▪ Earnings available for distribution* of $0.28 per average common share for the quarter, down $0.02 quarter-over-quarter with dividend coverage of +125% ▪ Book value per common share of $8.39, up $0.02 quarter-over-quarter ▪ Economic return and tangible economic return of 2.9% for the third quarter ▪ Declared quarterly common stock cash dividend of $0.22 per share with yield of 10.5% ▪ Completed the subsequent closing of previously announced $2.33 billion sale of Annaly’s Commercial Real Estate Business during the quarter(5) ▪ Raised $471 million year-to-date of accretive common equity through the Company’s at-the-market sales program(6) ▪ Enhanced corporate governance guidelines and Board committee charters to reflect integrated ESG oversight across the Board and its committees ▪ Total assets of $94.2 billion(2) with Agency portfolio representing 92% of total assets ▪ Annaly increased its Agency portfolio by nearly $3 billion during the quarter, redeploying capital from the sale of the Commercial Real Estate Business – Continued to grow MSR portfolio, which increased 41% quarter-over-quarter and represented 4% of dedicated capital(3) ▪ Annaly Residential Credit Group, which represents 21% of dedicated capital(4), has now surpassed its pre-COVID portfolio size as the group continues to execute on its strategy – Purchased approximately $1.4 billion of whole loans during the quarter ▪ Closed inaugural private closed-end Middle Market Lending fund subsequent to quarter end, raising $371 million of third-party capital that has been fully deployed at nearly $450 million in assets ▪ Financing costs reached another record low with average economic cost of interest-bearing liabilities* decreasing 17 basis points to 0.66% ▪ Economic leverage* of 5.8x, unchanged from the prior quarter ▪ $9.8 billion of unencumbered assets, including cash and unencumbered Agency MBS of $5.9 billion ▪ Annaly Residential Credit Group priced five residential whole loan securitizations totaling $1.9 billion since the beginning of the third quarter(1)

Source: Company filings. Financial data as of September 30, 2021, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 4 Earnings per Share Earnings Available for Distribution*GAAP Book Value per Share Dividend per Share Dividend Yield(1) Net Interest Margin (ex. PAA)* Total Portfolio(2) Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Liquidity Position of cash and unencumbered Agency MBS of total unencumbered assets Total Hedge Portfolio(4) Hedge portfolio, increased modestly from $60bn in Q2’21; activity intended to position for higher rates and a steeper yield curve Economic Leverage*(5) Hedge Ratio(6) Average Economic Cost of Funds*(7) 5.8x 5.8x Q2 2021 Q3 2021 2.09% 2.04% Q2 2021 Q3 2021 2.76% 2.63% Q2 2021 Q3 2021 0.83% 0.66% Q2 2021 Q3 2021 75% 80% Q2 2021 Q3 2021 Agency 70% ARC 21% AMML 9% Credit 30%

5 Source: Company filings. Financial data as of September 30, 2021. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. $87.1 billion $9.6 billion Countercyclical / Defensive $1.9 billion $1.2 billion Non-Cyclical / Defensive $94.2 billion(1) $13.7 billion ```` $4.3 billion $2.9 billion Cyclical / Growth

($295) $279 $317 $438 $472 $225 $390 ($400) ($200) $0 $200 $400 $600 $800 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021E 2022FC Fed MBS Purchases Net Supply to Private Market Federal Reserve Agency MBS Purchases and Net Supply to Private Market, $ billion(3) Note: Data as of October 15, 2021, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 7 ▪ The U.S. economy lost recovery momentum in Q3 amid an increase in U.S. COVID cases, ongoing supply chain pressures and labor market frictions. Meanwhile, inflation readings remain elevated ▪ The labor market remains well short of pre- pandemic employment, yet continued elevated job openings and subdued employment growth suggest labor market conditions are tight ▪ The Federal Reserve indicated that it would likely reduce the pace of asset purchases starting in Q4 − Market expectations assume asset purchases will decline by $10 billion in Treasuries and $5 billion in MBS per month, with taper to conclude in middle of 2022 ▪ Interest rate levels continued to move lower in the first part of the quarter as markets repriced growth expectations − However, despite the Federal Reserve’s attempts to draw distinctions between asset purchases and rate hikes, interest rates began rising in September on fears of higher inflation and potential for earlier Federal Reserve hikes 0 1 2 3 4 5 6 7 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 Number of Unemployed as Share of Job Openings, Ratio(1) Sep’21 Estimate(2): 0.81 20 2E

8 of whole loans originated across Annaly Residential Credit Group and Annaly Middle Market Lending Group since the beginning of 2021(3) of MSR holdings as of Q3 2021(4); purchased $470 million of MSR since the beginning of 2021 May 2021 – October 2021 At-the-Market Common Equity Offerings(1) OBX 2021-J2 Prime Jumbo | Jul 2021 OBX 2021-NQM3 Non-QM | Aug 2021 OBX 2021-INV1 Agency Investor | Sep 2021 OBX 2021-J3 Prime Jumbo | Oct 2021 Note: Financial data as of September 30, 2021, unless otherwise noted. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. October 1, 2021 Inaugural U.S. Middle Market Lending Fund featuring Annaly co-investment, comprised of $2.3 billion in MML Strategy assets(2) OBX 2021-INV2 Agency Investor | Oct 2021

Agency | Business Update

Annaly's Agency portfolio is well-positioned ahead of the upcoming Fed taper with low leverage and significant liquidity to take advantage of market opportunities as they arise

Strategic Approach

- Annaly's Agency Portfolio is made up of high quality and liquid securities, predominately specified pools, TBAs and derivatives
- Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows, important in higher refi environments
- Diverse set of investment options within Agency market, including MSR and Agency CMBS that provide complementary duration and return profiles to Agency MBS
- Access to deep and varied financing sources, including traditional wholesale repo and proprietary broker-dealer repo

Market Trends

- Agency MBS performed well during the quarter as a result of clarity from the Fed around the taper and continued demand for yield
  - Performance varied across the coupon stack, with lower coupons underperforming due to high origination volumes and prepayment speeds relative to higher coupons
- Although supply has remained elevated, demand has kept pace as evidenced by strong bank demand in light of limited loan growth
- Prepayment speeds continue to be elevated, though the convexity of the universe has modestly improved; high quality specified pools continue to pay slower than generic pools, offering portfolio protection

Agency Portfolio Detail

Assets



NLY Specified Pools and TBA Holdings, %
Pools
TBA
100%
75%
50%
25%
0%
2019
2020
2021

Hedges[1]



Agency Hedging Composition, %
Swaps
Swaptions
Futures
100%
75%
50%
25%
0%
2019
2020
2021

Funding[2]



Agency Funding Composition, %
Within 30
30-120 days
Over 120
100%
75%
50%
25%
0%
2019
2020
2021

Source: Company filings. Financial data as of September 30, 2021.
Note: Portfolio data as of quarter end for each respective period.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

10

Agency | Portfolio Summary

- Annaly Agency Portfolio: $87.1 billion in assets at the end of Q3 2021, an increase of 3% compared to Q2 2021
- Annaly's Agency MBS portfolio increased during the quarter as we redeployed capital from the sale of the Commercial Real Estate Business
  - Primarily added TBAs (2.0% - 3.0%) given continued specialness and enhanced returns; also added specified pools (2.5%)
- The hedge position continues to provide protection against higher yields, and attractive levels of long-term volatility provided the opportunity to extend the swaption portfolio with higher strikes and longer expiries
- Annaly's 30-year fixed rate MBS holdings prepaid 22.9 CPR during the quarter, slightly less than the 23.7 CPR for 30-year uniform mortgage-backed securities ("UMBS 30"), although the weighted average coupon of Annaly's portfolio remains 0.49% above the UMBS 30 universe

Total Dedicated Capital: $9.6 billion(1)(2)

Asset Type(1)


IO/IIO/CMO/MSR
1%
15yr
3%
20yr
2%
DUS
2%
ARM/HECM
<1%
30yr
92%

Pass Through Coupon Type(3)


15 & 20Yr:
5%
<=2.5%
2%
3.0%
1%
3.5%
1%
>=4.0
1%
>=4.5%
13%
<=2.5%
38%
4.0%
14%
3.5%
16%
3.0%
14%
30Yr+:
95%

Portfolio Quality(4)


Generic
6%
40+ WALA
10%
High
Quality
46%
Medium
Quality
38%

Note: *Data as of September 30, 2021. Percentages based on fair market value and may not sum to 100% due to rounding.*
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

11

12 ▪ Annaly MSR Portfolio: $575 million in assets at the end of Q3 2021(1), an increase of 41% compared to Q2 2021 ▪ MSR investment is complementary to Annaly’s Agency MBS strategy as it offers attractive unlevered yields and provides a mechanism to hedge mortgage basis risk from basis volatility and policy risk ▪ MSR represented 4% of Annaly’s capital allocation as of Q3 2021 and is not expected to exceed 10% of total capital ▪ The third quarter was the most active for conventional servicing transfers in 2021 to date; however, MSR pricing continued to tighten on strong demand ▪ Acquired $470 million in MSR assets with attractive return profile year-to-date ▪ Purchased $205 million during the quarter through bulk transactions and began acquiring MSR through flow relationships ▪ Opportunistically selling legacy, seasoned MSR holdings of approximately $85 million, which will be transferred in the fourth quarter Source: Company filings. Financial data as of September 30, 2021. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. (2) $101 $113 $203 $486 $56 $124 $42 $42 $83 $89 $143 $211 $409 $575 Q4 2020 Q1 2021 Q2 2021 Q3 2021 MSR Unsettled MSR Commitments Interests in MSR (1)

$327 $394 $375 $257 $383 $388 $468 $354 $384 $384 $489 $376 $463 $515 $382 $465 $356 $320 $454 $344 2018 2019 2020 2021 YTD Agency Investor Expanded Prime / Non-QM Prime Jumbo Seasoned ARMs Source: Company filings and Bloomberg. Financial data as of September 30, 2021, unless otherwise noted. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 13 ▪ Programmatic securitization sponsor of new origination, residential whole loans with twenty deals comprising $7.9 billion of issuance since the beginning of 2018 ▪ Securitization program gives Annaly the ability to create proprietary investments tailored to desired credit preferences with control over diligence, origination partners, servicers and loss mitigation ▪ Nimble platform that can deploy capital across both the residential whole loan and the Non-Agency securities markets depending on relative value ▪ Expanded whole loan sourcing capabilities with additional acquisition sources via the Onslow Bay correspondent channel ▪ Modest use of balance sheet leverage with most positions already term financed through securitization ▪ Housing market fundamentals continue to display strength with the Case-Shiller and FHFA home price indices posting record gains, both growing by nearly 20% YoY in July 2021(1) ▪ Continue to add additional partners to opportunistically securitize loans through the OBX shelf; favorable market dynamics have driven significant growth in bonds retained off OBX securitizations ▪ Asset management of COVID-affected loans remains a priority, resulting in Annaly’s delinquencies comparing favorably to the broader market − Annaly’s total GAAP loan portfolio D60+ delinquencies declined to 1.0% in Q3 2021 from 1.80% in Q2 2021 − Market forbearances are below 1.6 million for the first time since the onset of COVID, which represents 3% of all U.S. mortgages(2) Jan Feb Jul Sep Jan Apr Jun Jul Oct Mar Aug Oct Mar Apr Jun Jul Aug Sep Oct Oct (10%) (5%) – 5% 10% 15% 20% 25% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Case-Shiller U.S. National Home Price NSA Index FHFA House Price Index

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $4.3 billion in assets at the end of Q3 2021, an increase of 3% compared to Q2 2021
  - The composition consists of a $3.2 billion securities portfolio and $1.1 billion whole loan portfolio
  - Economic portfolio is now larger than it was pre-COVID, up over 70% since Q4 2020
- Purchased approximately $1.4 billion of whole loans during the quarter
- Annaly continues to be a large programmatic issuer in the residential whole loan space, pricing five securitizations since the beginning of the quarter totaling $1.9 billion
  - A $382 million Prime Jumbo transaction (OBX 2021-J2), a $356 million Non-QM transaction (OBX 2021-NQM3) and a $320 million Agency Investor transaction (OBX 2021-INV1) priced during the quarter
  - Subsequent to quarter end, priced a $454 million Prime Jumbo transaction (OBX 2021-J3) and a $344 million Agency Investor transaction (OBX 2021-INV2)

Total Dedicated Capital: $2.9 billion

Sector Type(1)(2)



CRT
18%
OBX Retained
16%
Prime
7%
Alt A
1%
Subprime
4%
NPL
10%
RPL
17%
WL
25%
Prime Jumbo
2%

Coupon Type(1)



ARM
3%
IO
5%
Floating
21%
Fixed
58%
Fixed
Duration
<2yrs
13%

Rating



Investment
Grade
28%
Unrated
48%
Non-Investment
Grade
24%

Note: Data as of September 30, 2021, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
14

Source: Company filings. Financial data as of year end for each respective period, unless otherwise noted. Current portfolio data as of September 30, 2021. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 15 ▪ Execute on a disciplined credit focused investment strategy comprised predominantly of 1st and 2nd lien loans ▪ Maintain strong relationships with top U.S. based private equity firms to generate repeat deal flow ▪ Experienced investment team with a history of allocating capital through multiple economic cycles ▪ Utilize a credit intensive investment process and long-established relationships to build a defensive portfolio with a stringent focus on non- discretionary, niche industries ▪ Deal types include leveraged buyouts, acquisition financing, refinancings and dividend recapitalizations 29 Private Equity Sponsors $41mm Avg. Investment Size(2) 48 Portfolio Borrowers 0.6x Leverage on Portfolio(3) $88mm Median EBITDA at Underwriting $1.9bn AMML | $0.4bn ACOM (4) $118 $166 $489 $773 $1,011 $1,887 $2,145 $2,423 $2,320 – $500 $1,000 $1,500 $2,000 $2,500 2013 2014 2015 2016 2017 2018 2019 2020 Q3 2021 Assets ($mm) 1st Lien 2nd Lien Bonds/Sub Debt ACOM Fund (4) 5.0% / 8.1% Weighted Avg. 1st/2nd Lien LIBOR Spread

Middle Market Lending | Portfolio Summary

- Middle Market Lending Strategy: $2.3 billion in assets at the end of Q3 2021, comprised of $1.9 billion[1] at AMML and $0.4bn at ACOM Fund
  - AMML closed three deals in Q3 2021 totaling ~$150 million in commitments while one borrower repaid
  - ACOM Fund provides additional capital to enable growth in the strategy and ability to take on larger positions

AMML Portfolio Highlights[2]

- AMML's concentrated, non-discretionary, and defensive industry specific approach has differentiated our performance in comparison to peers with broader AUM gathering investment strategies
  - Underlying borrower EBITDA has increased by +10% since close while fixed charge coverage has improved by a quarter of a turn on average
- The portfolio continues to exhibit strong performance with no borrowers on non-accrual
- The current portfolio consists of 76% acquisition financings alongside average sponsor cash equity contributions of 39% at close, with the remaining portfolio comprised of 15% refinancings and 10% dividend recapitalizations[3]

Total Dedicated Capital: $1.2 billion

Lien Position[4]



2nd Lien
31%
1st Lien
69%

Industry[5]



23%
14%
8%
6%
5%
44%
Computer Programming, Data Processing & Other Computer Related Services
Industrial Inorganic Chemicals
Public Warehousing and Storage
Management and Public Relations Services
Metal Cans & Shipping Containers
Other

Loan Size[6]



$0mm - $20mm
11%
$20mm - $40mm
23%
$40mm - $60mm
21%
$60mm+
46%

Note: Data as of September 30, 2021. Percentages based on amortized cost and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

16

17 ▪ Annaly CMBX & CMBS Portfolio: $757 million in assets at the end of Q3 2021, an increase of 13% compared to Q2 2021 ▪ Q3 2021 was characterized by increased new issue and secondary supply that was met with robust investor demand − At the end of the quarter and heading into Q4 2021, macro headwinds and market technicals caused the rally to stall and spreads in certain sectors to widen ▪ Portfolio activity during the quarter was driven by CRE CLO AAA purchases and sales of CMBX AA/A tranches resulting in a net $87 million increase in the portfolio Source: Company filings. Financial data as of September 30, 2021. Note: Includes legacy positions that were previously part of the Annaly Commercial Real Estate Group portfolio and excludes held for sale assets. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. CMBX 56% Conduit CMBS 1% CRE CLO 35% SASB 7% Agency Credit 1% $64 $131 $170 $334 $439 $534 $566 $480 $481 $571 $596 $602 $597 $617 $645 $676 $670 $757 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 CMBX Conduit CMBS CRE CLO Single Asset Single Borrower ("SASB") Agency Credit

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
GAAP net income (loss) per average common share[1]	$0.34	($0.23)	$1.23	$0.60	$0.70
Earnings available for distribution per average common share*[1]	$0.28	$0.30	$0.29	$0.30	$0.32
Dividends declared per common share	$0.22	$0.22	$0.22	$0.22	$0.22
Book value per common share	$8.39	$8.37	$8.95	$8.92	$8.70
Annualized GAAP return (loss) on average equity	15.25%	(8.51%)	49.87%	24.91%	29.02%
Annualized EAD return on average equity *	12.81%	13.05%	12.53%	13.03%	13.79%
Net interest margin[2]	2.01%	1.66%	3.39%	2.14%	2.15%
Average yield on interest earning assets[3]	2.29%	1.97%	3.76%	2.61%	2.70%
Average GAAP cost of interest bearing liabilities[4]	0.32%	0.35%	0.42%	0.51%	0.60%
Net interest margin (excluding PAA)[2]*	2.04%	2.09%	1.91%	1.98%	2.05%
Average yield on interest earning assets (excluding PAA)[3]*	2.63%	2.76%	2.71%	2.80%	2.86%
Average economic cost of interest bearing liabilities[4]*	0.66%	0.83%	0.87%	0.87%	0.93%
GAAP leverage, at period-end[5]	4.4x	4.7x	4.6x	5.1x	5.1x
Economic leverage, at period-end[5]*	5.8x	5.8x	6.1x	6.2x	6.2x
Credit portfolio as a percentage of stockholders' equity[6]	30%	29%	27%	22%	20%

** Represents a non-GAAP financial measure; see Appendix.*
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
19

20 Unaudited, dollars in thousands For the quarters ended 9/30/2021 6/30/2021 3/31/2021 12/31/2020 9/30/2020 Agency mortgage-backed securities $62,818,079 $66,468,519 $69,637,229 $74,067,059 $74,915,167 Residential credit risk transfer securities 787,235 827,328 930,983 532,403 411,538 Non-Agency mortgage-backed securities 1,747,932 1,582,323 1,277,104 972,192 717,602 Commercial mortgage-backed securities 269,106 154,165 4,121 80,742 54,678 Total securities $65,622,352 $69,032,335 $71,849,437 $75,652,396 $76,098,985 Residential mortgage loans $1,686,268 $1,029,929 $528,868 $345,810 $152,959 Residential mortgage loan warehouse facility 1,431 - - - - Commercial real estate debt and preferred equity - - - 498,081 573,504 Corporate debt 1,890,709 2,066,709 2,074,475 2,239,930 2,061,878 Corporate debt, held for sale 2,113 466,370 - - - Total loans, net $3,580,521 $3,563,008 $2,603,343 $3,083,821 $2,788,341 Mortgage servicing rights $572,259 $202,616 $113,080 $100,895 $207,985 Interests in MSRs 57,530 49,035 - - - Agency mortgage-backed securities transferred or pledged to securitization vehicles $597,923 $605,163 $598,118 $620,347 $623,650 Residential mortgage loans transferred or pledged to securitization vehicles 4,140,558 3,467,993 3,170,804 3,249,251 3,588,679 Commercial real estate debt investments transferred or pledged to securitization vehicles - - - 2,166,073 2,174,118 Commercial real estate debt and preferred equity transferred or pledged to securitization vehicles - - - 874,349 882,955 Assets transferred or pledged to securitization vehicles $4,738,481 $4,073,156 $3,768,922 $6,910,020 $7,269,402 Real estate, net - - - $656,314 $790,597 Assets of disposal group held for sale $238,042 $3,302,001 $4,400,723 - - Total residential and commercial investments $74,809,185 $80,222,151 $82,735,505 $86,403,446 $87,155,310

Beginning with the quarter ended June 30, 2021, the Company has relabeled “Core Earnings (excluding PAA)” as “Earnings Available for Distribution” (“EAD”). The definition of Earnings Available for Distribution is identical to the definition of Core Earnings (excluding PAA) from prior reporting periods. As such, Earnings Available for Distribution, a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities. 22

Non-GAAP Reconciliations *(cont'd)*

Unaudited, dollars in thousands except per share amounts

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	$521,534	($294,848)	$1,751,134	$878,635	$1,015,548
Net income (loss) attributable to non-controlling interests	2,290	794	321	1,419	(126)
Net income (loss) attributable to Annaly	519,244	(295,642)	1,750,813	877,216	1,015,674
Adjustments to excluded reported realized and unrealized (gains) losses:					
Realized (gains) losses on termination of interest rate swaps	1,196,417	-	-	(2,092)	427
Unrealized (gains) losses on interest rate swaps	(1,380,946)	141,067	(772,262)	(258,236)	(170,327)
Net (gains) losses on disposal of investments and other	(12,002)	(16,223)	65,786	(9,363)	(198,888)
Net (gains) losses on other derivatives and financial instruments	45,168	357,808	(476,868)	(209,647)	(169,316)
Net unrealized (gains) losses on instruments measured at fair value through earnings	(90,817)	(3,984)	(104,191)	(51,109)	(121,255)
Loan loss provision[(1)]	(6,771)	1,078	(144,870)	469	(21,818)
Business divestiture-related (gains) losses	14,009	(1,527)	249,563	-	-
Other adjustments:					
Depreciation expense related to commercial real estate and amortization of intangibles[(2)]	1,122	5,635	7,324	11,097	11,363
Non-EAD (income) loss allocated to equity method investments[(3)]	(2,046)	3,141	(9,680)	28	(1,151)
Transaction expenses and non-recurring items[(4)]	2,201	1,150	695	172	2,801
Income tax effect on non-EAD income (loss) items	(6,536)	7,147	4,334	(10,984)	13,890
TBA dollar roll income and CMBX coupon income[(5)]	115,586	111,592	98,933	99,027	114,092
MSR amortization[(6)]	(17,884)	(13,491)	(15,488)	(26,633)	(27,048)
Plus:					
Premium amortization adjustment (PAA) cost (benefit)	60,726	153,607	(214,570)	39,101	33,879
Earnings Available for Distribution *	437,471	451,358	439,519	459,046	482,323
Dividends on preferred stock	26,883	26,883	26,883	35,509	35,509
Earnings available for distribution attributable to common shareholders *	$410,588	$424,475	$412,636	$423,537	$446,814
GAAP net income (loss) per average common share[(7)]	$0.34	($0.23)	$1.23	$0.60	$0.70
Earnings available for distribution per average common share[(7)]*	$0.28	$0.30	$0.29	$0.30	$0.32
Annualized GAAP return (loss) on average equity	15.25%	(8.51%)	49.87%	24.91%	29.02%
Annualized EAD return on average equity (excluding PAA)*	12.81%	13.05%	12.53%	13.03%	13.79%

* *Represents a non-GAAP financial measure.*

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

23

Non-GAAP Reconciliations *(cont'd)*

Unaudited, dollars in thousands

	For the quarters ended				
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Premium Amortization Reconciliation					
Premium amortization expense	$233,429	$320,108	($11,891)	$239,118	$248,718
Less:					
PAA cost (benefit)	60,726	153,607	(214,570)	39,101	33,879
Premium amortization expense (excluding PAA)	$172,703	$166,501	$202,679	$200,017	$214,839
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$412,972	$383,906	$763,378	$527,344	$562,443
PAA cost (benefit)	60,726	153,607	(214,570)	39,101	33,879
Interest income (excluding PAA)*	$473,698	$537,513	$548,808	$566,445	$596,322
Economic Interest Expense Reconciliation					
GAAP interest expense	$50,438	$61,047	$75,973	$94,481	$115,126
Add:					
Net interest component of interest rate swaps	54,411	83,087	79,747	66,807	62,529
Economic interest expense*	$104,849	$144,134	$155,720	$161,288	$177,655
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$473,698	$537,513	$548,808	$566,445	$596,322
Less:					
Economic interest expense*	104,849	144,134	155,720	161,288	177,655
Economic net interest income (excluding PAA)*	$368,849	$393,379	$393,088	$405,157	$418,667
Economic Metrics (excluding PAA)					
Average interest earning assets	$72,145,283	$77,916,766	$81,121,340	$80,973,433	$83,286,119
Interest income (excluding PAA)*	473,698	537,513	548,808	566,445	596,322
Average yield on interest earning assets (excluding PAA)*[(1)]	2.63%	2.76%	2.71%	2.80%	2.86%
Average interest bearing liabilities	$62,614,042	$68,469,413	$72,002,031	$72,233,239	$74,901,128
Economic interest expense*	104,849	144,134	155,720	161,288	177,655
Average economic cost of interest bearing liabilities[(2)]	0.66%	0.83%	0.87%	0.87%	0.93%
Interest income (excluding PAA)*	$473,698	$537,513	$548,808	$566,445	$596,322
TBA dollar roll income and CMBX coupon income[(3)]	115,586	111,592	98,933	99,027	114,092
Economic interest expense	(104,849)	(144,134)	(155,720)	(161,288)	(177,655)
Subtotal	$484,435	$504,971	$492,021	$504,184	$532,759
Average interest earning assets	$72,145,283	$77,916,766	$81,121,340	$80,973,433	$83,286,119
Average TBA contract and CMBX balances	22,739,226	18,761,062	21,865,969	20,744,672	20,429,935
Subtotal	$94,884,509	$96,677,828	$102,987,309	$101,718,105	$103,716,054
Net interest margin (excluding PAA)*	2.04%	2.09%	1.91%	1.98%	2.05%

** Represents a non-GAAP financial measure.*
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 24

Non-GAAP Reconciliations *(cont'd)*

Unaudited, dollars in thousands

	For the quarters ended				
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Economic leverage ratio reconciliation					
Repurchase agreements	$55,475,420	$60,221,067	$61,202,477	$64,825,239	$64,633,447
Other secured financing	729,555	909,655	922,605	917,876	861,373
Debt issued by securitization vehicles	3,935,410	3,315,087	3,044,725	5,652,982	6,027,576
Participations issued	641,006	315,810	180,527	39,198	-
Mortgages payable	-	-	-	426,256	507,934
Debt included in liabilities of disposal group held for sale	113,362	2,306,633	3,260,788	-	-
Total GAAP debt	$60,894,753	$67,068,252	$68,611,122	$71,861,551	$72,030,330
Less non-recourse debt:					
Credit facilities[(1)]	($729,555)	($909,655)	($922,605)	($887,455)	($828,530)
Debt issued by securitization vehicles	(3,935,410)	(3,315,087)	(3,044,725)	(5,652,982)	(6,027,576)
Participations issued	(641,006)	(315,810)	(180,527)	(39,198)	-
Mortgages payable	-	-	-	(426,256)	(507,934)
Non-recourse debt included in liabilities of disposal group held for sale	(113,362)	(2,035,982)	(2,968,620)	-	-
Total recourse debt	$55,475,420	$60,491,718	$61,494,645	$64,855,660	$64,666,290
Plus / (Less):					
Cost basis of TBA and CMBX derivatives	$24,202,687	$18,107,549	$23,538,792	$20,780,913	$21,571,095
Payable for unsettled trades	571,540	154,405	1,070,080	884,069	1,176,001
Receivable for unsettled trades	(42,482)	(14,336)	(144,918)	(15,912)	(54,200)
Economic debt*	$80,207,165	$78,739,336	$85,958,599	$86,504,730	$87,359,186
Total equity	13,717,867	13,639,176	14,067,595	14,021,796	14,194,672
Economic leverage ratio*	5.8x	5.8x	6.1x	6.2x	6.2x

** Represents a non-GAAP financial measure.*
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®

25

27 ACOM: Refers to Annaly Credit Opportunities Management AMML: Refers to Annaly Middle Market Lending Group ARC: Refers to Annaly Residential Credit Group CRE CLO: Refers to Commercial Real Estate Collateralized Loan Obligation CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value ESG: Refers to Environmental, Social and Governance Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise Middle Market Lending (“MML”) Strategy: Refers to the combination of the AMML portfolio and the third-party middle market lending assets managed by ACOM MSR: Refers to Mortgage Servicing Rights NIM: Refers to Net Interest Margin Non-QM: Refers to a Non-Qualified Mortgage Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default OBX Securities: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed Tangible Book Value: Calculated as common equity less goodwill and intangibles divided by total common shares outstanding Tangible Economic Return: Calculated as change in tangible book value plus dividends divided by the prior period’s tangible book value TBA Securities: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, corporate debt, other unencumbered financial assets and capital stock)

28 Page 3 1. Includes a $382mm residential whole loan securitization in July 2021, a $356mm residential whole loan securitization in August 2021, a $320mm residential whole loan securitization in September 2021, a $454mm residential whole loan securitization in October 2021 and a $344mm residential whole loan securitization in October 2021. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets include TBA purchase contracts (market value) of $23.6bn, CMBX derivatives (market value) of $0.4bn and $0.7bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.6bn. 3. Includes limited partnership interests in an MSR fund that is reported in Other Assets. Excludes $86mm of legacy MSR holdings that were held for sale as of September 30, 2021 and are expected to be sold and transferred in Q4 2021. 4. Dedicated capital allocations as of September 30, 2021 assume capital related to held for sale assets will be redeployed within the Agency business. 5. During the third quarter 2021, the Company completed the economic transfer and substantially all of the legal ownership transfer of the previously announced sale of substantially all of the assets that comprise the Commercial Real Estate Business for $2.33bn (the “Sale”). The remaining assets of the Sale are expected to be legally transferred by the end of the fourth quarter 2021 subject to regulatory approvals and the Company intends to sell nearly all of the remaining assets that are not included in the Sale. 6. Represents $420mm raised in Q2 2021 and $51mm raised since the beginning of Q3 2021 through the Company’s at-the-market sales program for its common stock net of sales agent commissions and other offering expenses. Page 4 1. Dividend yield is based on annualized Q3 2021 dividend of $0.22 and a closing price of $8.42 on September 30, 2021. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets include TBA purchase contracts (market value) of $23.6bn, CMBX derivatives (market value) of $0.4bn and $0.7bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.6bn. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of September 30, 2021 assume capital related to held for sale assets will be redeployed within the Agency business. 4. Hedge portfolio excludes receiver swaptions. 5. Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from this measure. 6. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 7. Average economic cost of funds includes GAAP interest expense and the net interest component of interest rate swaps. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets include CMBX derivatives (market value) of $0.4bn. Agency assets include TBA purchase contracts (market value) of $23.6bn and $46mm of retained securities that are eliminated in consolidation. Residential Credit assets include $691mm of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $641mm. Page 5 (cont’d) 2. Represents the capital allocation for each of the investment strategies and is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of September 30, 2021 assume capital related to held for sale assets will be redeployed within the Agency business. Page 7 1. Represents the number of unemployed adjusted for COVID-related misclassifications from the Non-farm Payrolls Household Survey relative to the total job openings from the Job Openings and Labor Turnover Survey (“JOLTS”) as sourced from the Bureau of Labor Statistics. Gray shading represents National Bureau of Economic Research defined recession periods. 2. September 2021 JOLTS data is unavailable, the ratio is therefore estimated as job openings declining by the same number of people that no longer were reported as unemployed in September. 3. Net supply to private market represents net issuance in agency MBS less Fed MBS purchases from the Federal Reserve and eMBS retrieved via Haver Analytics. Assumes net issuance of $800bn and $550bn in 2021 and 2022, respectively. Assumes Fed MBS purchases are settled with a two-month delay leading to Fed purchases of $160bn in 2022. Page 8 1. Represents $420mm raised in Q2 2021 and $51mm raised since the beginning of Q3 2021 through the Company’s at-the-market sales program for its common stock net of sales agent commissions and other offering expenses. 2. Represents MML Strategy which combines $1.9bn of AMML assets on Annaly’s balance sheet and $0.4bn of ACOM assets in a fund vehicle off balance sheet as of September 30, 2021. 3. Includes unfunded commitments of $52mm. 4. Includes limited partnership interests in an MSR fund that is reported in Other Assets. Excludes $86mm of legacy MSR holdings that were held for sale as of September 30, 2021 and are expected to be sold and transferred in Q4 2021. Page 10 1. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity. 2. Represents Agency’s funding profile and does not reflect Annaly's full funding activity. Page 11 1. Includes TBA purchase contracts and MSR. 2. Includes capital related to held for sale assets. 3. Includes TBA purchase contracts and fixed-rate pass-through certificates. 4. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $125k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes $200k loan balance, $175k loan balance, $150k loan balance, high LTV (CQ 105-125% LTV), and 40-year pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 12 1. Excludes $86mm of legacy MSR holdings that were held for sale as of September 30, 2021 and are expected to be sold and transferred in Q4 2021. 2. Represents limited partnership interests in two MSR funds, one of which is reported in Other Assets. Page 13 1. Based on data from the S&P CoreLogic Case-Shiller U.S. National Home Price NSA Index and the Federal Housing Finance Agency (“FHFA”) House Price Index for the period ended July 31, 2021. 2. Based on data from Black Knight as of September 14, 2021. Page 14 1. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 2. Prime classification includes $0.4mm of Prime IO, OBX Retained contains $73.8mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $0.8mm of Prime Jumbo IO.

29 Page 15 1. Represents current AMML portfolio data as of September 30, 2021 and does not include ACOM assets. 2. Average Investment Size based on AMML principal balance outstanding as of September 30, 2021. 3. Represents leverage rather than economic leverage and includes non-recourse debt. 4. Represents MML Strategy, which is inclusive of the AMML portfolio and the third-party middle market lending assets managed by ACOM. For the periods ended September 30, 2021 and December 31, 2020, AMML includes $27.7mm and $39.6mm of general reserves on funded exposures under CECL, respectively. Page 16 1. Includes $27.7mm of general reserves on funded exposures under CECL at September 30, 2021. 2. Current portfolio data as of September 30, 2021 and inclusive of the AMML portfolio only. 3. New financing is inclusive of change of control transactions, or add-ons with an existing borrower. A refinancing transaction represents amended terms under an existing or new credit agreement with a borrower, whereby our initial involvement is part of a facility exchanging the newly issued debt from that facility for a like amount of debt being refunded. Recapitalizations involve no new change in ownership or new cash equity, constituting a change of control as defined in a credit agreement, with proceeds from any debt facility in which we originate involving use of debt proceeds that return money to ownership of the borrower. 4. 2nd Lien is inclusive of one mezzanine position in the portfolio, which is less than $3mm. 5. Based on Standard Industrial Classification industry categories. Other represents industries with less than 4% exposure in the current portfolio. 6. Breakdown based on aggregate dollar amount of individual investments made within the respective loan size categories. Multiple investment positions with a single obligor shown as one individual investment. Page 19 1. Net of dividends on preferred stock. 2. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. 3. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 4. Average GAAP cost of interest bearing liabilities represents annualized interest income divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 5. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non- recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage. 6. Represents CRT securities, non-Agency mortgage-backed securities, residential mortgage loans, commercial real estate debt investments and preferred equity investments, loans held for sale, investments in commercial real estate and corporate debt, net of financing. Assumes capital related to held for sale assets will be redeployed within the Agency business for the quarters ended September 30, 2021 and June 30, 2021. Non-GAAP Reconciliations Page 23 1. Includes a loan loss (reversal)/provision of ($0.6mm), $0.6mm, ($5.3mm), ($1.0mm) and $0.2mm on the Company’s unfunded loan commitments for the quarters ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively, which is reported in Other income (loss) in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. Amount includes depreciation and amortization expense related to equity method investments. 3. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 4. The quarters ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020 include costs incurred in connection with securitizations of residential whole loans. 5. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives and financial instruments. CMBX coupon income totaled $1.2mm, $1.4mm, $1.5mm, $1.5mm and $1.5mm for the quarters ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively. 6. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 7. Net of dividends on preferred stock. Page 24 1. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 2. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 3. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives and financial instruments. CMBX coupon income totaled $1.2mm, $1.4mm, $1.5mm, $1.5mm and $1.5mm for the quarters ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively. Page 25 1. Included in other secured financing in the Company's Consolidated Statements of Financial Condition.